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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                      COLUMBIA FINANCIAL OF KENTUCKY, INC
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             (Exact name of registrant as specified in its charter)

                    OHIO                               61-1319175
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          (State of incorporation)         (I.R.S. Employer Identification No.)


              2497 DIXIE HIGHWAY, FT. MITCHELL, KENTUCKY 41017-3085
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class        Name of each exchange on which
                  to be so registered        each class is to be registered

                         NONE                              NONE
                ----------------------      --------------------------------

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-42523 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common shares, no par value
                           ---------------------------
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.           Description of Registrant's Securities to be Registered.
                  -------------------------------------------------------

                  The information with respect to the Common Shares of Columbia Financial of Kentucky, Inc. (the "Registrant") contained in the Prospectus of the Registrant which is a part of the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 4, 1998, on pages 89 and 90, under the heading "DESCRIPTION OF AUTHORIZED SHARES" and under the headings cross referenced on such pages is incorporated herein by reference.


Item 2.           Exhibits.
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                  1        Form of certificate of common shares of Columbia
                           Financial of Kentucky, Inc.

                  2(a) Articles of Incorporation of Columbia Financial of Kentucky, Inc.

                  2(b) Certificate of Amendment to the Articles of Incorporation of Columbia Financial of Kentucky, Inc., dated February 11, 1998

                  2(c)     Code of Regulations of Columbia Financial of
                           Kentucky, Inc.

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                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           COLUMBIA FINANCIAL OF KENTUCKY, INC.
                                           ------------------------------------
                                                       (Registrant)


Date: March 19, 1998                       By: /s/ Robert V. Lynch
                                               --------------------
                                                Robert V. Lynch
                                                its President


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                      COLUMBIA FINANCIAL OF KENTUCKY, INC.
                       REGISTRATION STATEMENT ON FORM 8-A

                                INDEX TO EXHIBITS
                                -----------------


 EXHIBIT
   NO.                      EXHIBIT
   --                       -------

    1          Form of Certificate of common shares
               of Columbia Financial of Kentucky, Inc.

   2(a)        Articles of Incorporation of           Incorporated herein by
               Columbia Financial of Kentucky, Inc.   reference to the
                                                      Registration Statement
                                                      on Form S-1, filed with
                                                      the Securities and
                                                      Exchange Commission
                                                      on December 17, 1997
                                                      (the "Registration
                                                      Statement on Form
                                                      S-1"), Exhibit 3.1

   2(b)        Certificate of Amendment to the
               Articles of Incorporation of
               Columbia Financial of Kentucky, Inc.

   2(c)        Code of Regulations of Columbia
               Financial of Kentucky, Inc.


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